                                                                       EXHIBIT 9






                                         April 2, 2001



Allmerica Investment Trust
440 Lincoln Street
Worcester, MA 01653

Ladies and Gentlemen:

In my capacity as Secretary of and Counsel to Allmerica Investment Trust (the "Trust"), I have participated in the preparation of Amendment No. 42 to its Registration Statement on Form N-1A under the Investment Company Act of 1940 and Post-effective Amendment No. 41 under the Securities Act of 1933 with respect to the issuance of its shares. I am of the opinion that, when sold in accordance with the terms of the Prospectuses and Statement of Additional Information in effect at the time of sale, the shares of each Fund of the Trust will be legally issued, fully paid and non-assessable by the Trust.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form N-1A.

                                                  Sincerely,

                                                  /s/ George M. Boyd

                                                  George M. Boyd
                                                  Secretary and Counsel